Exhibit 3.08

BY-LAWS

OF

CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.

ARTICLE I. OFFICES

The principal office of the Corporation shall be in the Coachella Valley County, State of California. The Corporation may also have offices at such places within or without the State of California as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II. SHAREHOLDERS

1.             PLACE OF MEETINGS.

Meetings of Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of California as the Board shall authorize.

2.             ANNUAL MEETING.

The annual meeting of the Shareholders shall be held during the last month of its fiscal year, when the Shareholders shall elect a Board and transact such other business as may properly come before the meeting.

3.             SPECIAL MEETINGS.

Special meetings of the Shareholders may be called by the Board Chief Executive Officer or Chief Operating Officer. Special meetings shall be called by the Chief Executive Officer or Chief Operating Officer upon the written request of a majority of the Board or upon the written request of Shareholders owning not less than ten percent (10%) of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.             FIXING RECORD DATE.

For the purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed it shall be determined in accordance with the General Corporations Law of the State of California (the “General Corporations Law”).

A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

5.             NOTICE OF MEETINGS OF SHAREHOLDERS.

Written notice of each meeting of Shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each Shareholder entitled to vote at such meeting, not less than ten nor more than sixty (60) days (or more than any such maximum period of days as may be prescribed by the General Corporations Law) before the date of the meeting. If action is proposed to be taken that might entitle Shareholders to payment for their share, the notice shall include a statement of that purpose and to that effect. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by the Board for election. At an annual meeting of Shareholders, any matter relating to the affairs of the Corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If mailed, the notice shall be deemed given when it is deposited in the United States mail, with postage thereon prepaid, directed to the Shareholders, at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said principal executive office is located.

6.             WAIVERS.

Notice of meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting, prior to the conclusion of the meeting, shall constitute a waiver of notice by him/her, except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting. Except as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice, consent to the holding of the meeting or the approval of the minutes thereof.

7.             QUORUM OF SHAREHOLDERS.

(a)           Unless the Certificate of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of Shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

(b)           The Shareholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Shareholders.

8.             PROXIES.

Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize another Shareholder of the Corporation to act for him/her by proxy. Every proxy must be signed by the Shareholder or an authorized officer, director, employee or agent on behalf of the Shareholder. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by the General Corporations Law. However, no Shareholder shall enter into a voting trust agreement, proxy, or any other type agreement vesting in another person, other than another Shareholder of the Corporation, the authority to exercise voting power of any or all of his/her shares. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporations Law.

9.             QUALIFICATION OF VOTERS.

Unless otherwise provided in the Certificate of Incorporation, at every meeting of Shareholders, every Shareholder of record shall be entitled to one vote for every share standing in his/her name on the record of Shareholders.

10.           VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the Certificate of Incorporation:

(a)           directors shall be elected by a plurality of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote in the election;

(b)           all other corporate action shall be authorized by a majority of the shares represented and voting at the meeting; provided, that said shares shall also constitute at least a majority of the required quorum.

11.           WRITTEN CONSENT OF SHAREHOLDERS.

Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these by-laws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of any Shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent to those Shareholders entitled to vote who have not consented in writing.

12.           ANNUAL REPORT.

Whenever the Corporation shall have fewer than one hundred Shareholders as said number is determined as provided in Section 605 of the General Corporation Law, the Board shall not be required to cause to be sent to the Shareholders of the Corporation the annual report prescribed by Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

ARTICLE III. DIRECTORS

1.             BOARD OF DIRECTORS.

Subject to any provisions of law and any provisions in the Certificate of Incorporation the business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least 18 years of age.

2.             NUMBER OF DIRECTORS.

The number of Directors shall be three (3) or more; provided, however, that so long as the Corporation has only one Shareholder, the number may be one or two, and so long as the Corporation has only two Shareholders, the number may be two. Subject to the foregoing provisions and the provisions of Section 212 of the General Corporation Law, the number of directors may be changed from time to time by an amendment of these by-laws. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

3.             ELECTION AND TERM OF DIRECTORS.

At each annual meeting of Shareholders, the Shareholders shall elect Directors to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which he/she is elected and until his/her successor has been elected and qualified, or until his/her prior resignation or removal.

4.             NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors or vacancies occurring in the board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists; vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the Shareholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his/her predecessor.

5.             REMOVAL OF DIRECTORS.

Any or all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board. Directors may be removed without cause only by vote of the Shareholders.

6.             RESIGNATION.

A Director may resign at any time by giving at least 31 days prior written notice to the Board. The resignation shall take effect 30 days after the date of receipt of the resignation by the Board. The acceptance of the resignation shall not be necessary to make it effective.

7.             QUORUM OF DIRECTORS.

Unless otherwise provided in the Certificate of Incorporation or the General Corporations Law, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

8.             ACTION BY THE BOARD.

Unless otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each Director present shall have one vote regardless of the number of shares which he/she may hold as a Shareholder of the Corporation.

9.             WRITTEN CONSENT OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation, any action that may be taken by vote of the Directors may nevertheless be taken without a meeting on written consent signed by all the members of the Board or signed by such lesser number of members of the Board as may otherwise be permitted by statute.

10.           ATTENDANCE BY CONFERENCE TELEPHONE, ETC.

Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and provided the conditions prescribed by the provisions of Section 307 of the General Corporations Law are met. Participation by any or all of the Directors in such manner at such meeting shall constitute presence in person at the meeting.

11.           PLACE AND TIME OF BOARD MEETINGS.

The Board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of California, as it may from time to time determine.

12.           REGULAR ANNUAL MEETING.

A regular annual meeting of the Board shall be held immediately following the annual meeting of Shareholders at the place of such annual meeting of Shareholders.

13.           NOTICE OF MEETINGS OF THE BOARD.

(a)           Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. Special meetings of the Board shall be held upon notice to the Directors and may be called by the Chief Executive Officer or Chief Operating Officer upon at least four (4) day’s notice to each Director by mail or upon at least forty-eight (48) hours’ notice, delivered personally or by telephone or by any other means authorized by the provisions of Section 307 of the General Corporations Law. Special meetings shall be called by the Chief Executive Officer or Chief Operating Officer or by the Secretary in a like manner on written request of two Directors. Notice of meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him/her.

(b)           A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

14.           CHAIRPERSON.

At all meetings of the Board, the Chief Executive Officer or Chief Operating Officer, or, in their absence, a person chosen by the Board, shall preside.

15.           EXECUTIVES AND OTHER COMMITTEES.

The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more Directors. Each such committee shall serve at the pleasure of the Board.

ARTICLE IV. OFFICERS

1.             OFFICERS; ELECTION TERM.

(a)           Unless otherwise provided for in the Certificate of Incorporation, the Board may elect or appoint a Chief Executive Officer, a Chief Operating Officer, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

(b)           All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Shareholders.

(c)           Each officer shall hold office for the term for which he/she is elected or appointed and until his/her successor has been elected or appointed and qualified.

2.             REMOVAL, RESIGNATION, SALARY, ETC.

(a)           Any officer elected or appointed by the Board may be removed by the Board with or without cause at any time.

(b)           In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

(c)           Any two or more offices may be held by the same person.

(d)           The compensation of all officers, if any, shall be fixed by the Board.

(e)           The Board may require any officer to give security for the faithful performance of his/her duties.

3.             CHIEF EXECUTIVE OFFICER/CHIEF OPERATING OFFICER.

The Chief Executive Officer or Chief Operating Officer of the Corporation; shall preside at all meetings of the Shareholders and of the Board; and shall have the responsibility of the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

4.             SECRETARY.

The Secretary shall:

(a)           attend all meetings of the Board and of the Shareholders;

(b)           record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)           give or cause to be given notice of all meetings of Shareholders and of special meetings of the Board;

(d)           keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e)           when required, prepare or cause to be prepared and available at each meeting of Shareholders a certified list in alphabetical order of the names of the Shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)            keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g)           perform such other duties as may be prescribed by the Board.

5.             ASSISTANT-SECRETARY.

During the absence or disability of the Secretary, the Assistant-Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

6.             TREASURER.

The Treasurer shall:

(a)           have the custody of the corporate funds and securities;

(b)           keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)           deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d)           disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e)           render to the Chief Executive Officer and Chief Operating Officer and Board at the regular meetings of the Board, or whenever they require it, an account of all of his/her transactions as Treasurer and of the financial condition of the Corporation;

(f)            render a full financial report at the annual meeting of the Shareholders if so requested;

(g)           be furnished by all corporate officers and agents at his/her request, with such reports and statements as he/she may require as to all financial transactions of the Corporation; and

(h)           perform such other duties as are given to him/her by these by-laws or as from time to time are assigned to him/her by the Board or the Chief Executive Officer and/or Chief Operating Officer.

7.             ASSISTANT-TREASURER.

During the absence or disability of the Treasurer, the Assistant-Treasurer, or if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

8.             SURETIES AND BONDS.

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his/her duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

ARTICLE V. CERTIFICATES FOR SHARES

1.             CERTIFICATES.

The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and such other statements, as applicable, prescribed by Sections 416-419, inclusive, and other relevant sections of the General Corporations Law. They shall be signed by the Chief Executive Officer or Chief Operating Officer and the Secretary or the Treasurer and shall bear the corporate seal.

2.             LOST OR DESTROYED CERTIFICATES.

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

3.             TRANSFERS OF SHARES.

(a)           Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of Shareholders.

(b)           The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not is shall have express or other notice thereof, except as expressly provided by the laws of the State of California.

ARTICLE VI. CORPORATE SEAL

The corporate seal shall set forth the name of the Corporation and the State and date of incorporation.

ARTICLE VII. FISCAL YEAR

The fiscal year shall end on the last day of December of each year.

ARTICLE VIII. REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the Certificate of Incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE IX. AMENDMENT, REPEAL

1.             Except as otherwise provided in the Certificate of Incorporation, the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any Directors. By-laws may also be amended, repealed or adopted by the Board but any by-law adopted by the Board may be amended by the Shareholders entitled to vote thereon as hereinabove provided. The Board shall have no control over any by-law amendment which fixes or changes the authorized number of directors of the Corporation.

2.             If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of Shareholders for the election of Directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE X. BOOKS AND RECORDS

(a)           The Corporation shall keep at its principal executive office in the State of California or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the by-laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California, and, if the Corporation has no principal business office in the State of California, it shall upon request of any Shareholder furnish a copy of the by-laws as amended to date.

(b)           The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its Shareholders, Board and committees, if any, of the Board. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.